     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 12, 1998
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

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
       LIFE RE CORPORATION                      DELAWARE                          01-0437851
  (EXACT NAME OF THE REGISTRANT     (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER
   AS SPECIFIED IN ITS CHARTER)      INCORPORATION OR ORGANIZATION)         IDENTIFICATION NUMBER)
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                              969 HIGH RIDGE ROAD
                          STAMFORD, CONNECTICUT 06905
                                 (203) 321-3000
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF THE
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                W. WELDON WILSON
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              LIFE RE CORPORATION
                              969 HIGH RIDGE ROAD
                          STAMFORD, CONNECTICUT 06905
                                 (203) 321-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                    OF AGENT FOR SERVICE FOR THE REGISTRANT)

                                   COPIES TO:

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
                 THOMAS A. ROBERTS                                  ALAN J. SINSHEIMER
                  DAVID P. STONE                                   WILLIAM D. TORCHIANA
            WEIL, GOTSHAL & MANGES LLP                              SULLIVAN & CROMWELL
                 767 FIFTH AVENUE                                    125 BROAD STREET
             NEW YORK, NEW YORK 10153                            NEW YORK, NEW YORK 10004
                  (212) 310-8000                                      (212) 558-4000
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    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-46205

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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
                                                AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF                 TO BE            OFFERING PRICE         AGGREGATE            AMOUNT OF
     SECURITIES TO BE REGISTERED(1)         REGISTERED(2)         PER UNIT(3)       OFFERING PRICE(3)     REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, of Life
  Re Corporation........................       400,000              $66.125            $26,450,000           $7,803(4)
============================================================================================================================
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(1) The shares of Common Stock are not being registered for the purpose of offers or sales outside the United States in circumstances under which registration is not required under the Securities Act of 1933, as amended.
(2) Includes 50,000 shares of Common Stock that the Underwriters may purchase from certain stockholders of the Company to cover over-allotments, if any.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of Common Stock of Life Re
    Corporation as reported on the New York Stock Exchange on March 10, 1998.
(4) These securities are in addition to 4,025,000 shares of Common Stock registered pursuant to Registration Statement No. 333-46205 for which a filing fee of $78,961 has been paid.

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

                                EXPLANATORY NOTE

     Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, this Registration Statement is being filed with respect to the registration of additional shares of Common Stock, par value $.001 par share, of Life Re Corporation, a Delaware corporation (the "Company"), as were included in the Company's Registration Statement on Form S-3 (Registration No. 333-46205), which was declared effective on March 10, 1998 (the "Earlier Registration Statement"). Pursuant to General Instruction IV to Form S-3, the contents of the Earlier Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement. The form of prospectus contained in the Earlier Registration Statement will reflect the aggregate amount of securities registered in this Registration Statement and the Earlier Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 11, 1998.

                                          LIFE RE CORPORATION

                                          By:   /s/ RODNEY A. HAWES, JR.
                                            ------------------------------------
                                            Name: Rodney A. Hawes, Jr.
                                            Title: Chairman of the Board and
                                               Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

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
                     SIGNATURE                                    TITLE                     DATE
                     ---------                                    -----                     ----

             /s/ RODNEY A. HAWES, JR.                Chairman of the Board, Chief     March 11, 1998
---------------------------------------------------  Executive Officer, Office of
               Rodney A. Hawes, Jr.                  the Chairman and Director
                                                     (principal executive officer)

               /s/ DOUGLAS M. SCHAIR                 Vice Chairman of the Board,      March 11, 1998
---------------------------------------------------  Chief Investment Officer,
                 Douglas M. Schair                   Office of the Chairman and
                                                     Director

               /s/ JACQUES E. DUBOIS                 President, Chief Operating       March 11, 1998
---------------------------------------------------  Officer, Office of the Chairman
                 Jacques E. Dubois                   and Director

                /s/ CHRIS C. STROUP                  Executive Vice President, Chief  March 11, 1998
---------------------------------------------------  Financial Officer and Director
                  Chris C. Stroup                    (principal accounting officer
                                                     and principal financial
                                                     officer)

              /s/ SAMUEL V. FILOROMO                 Vice President -- Operations     March 11, 1998
---------------------------------------------------  and Director
                Samuel V. Filoromo

                                                     Director
---------------------------------------------------
               Carolyn K. McCandless

                                                     Director
---------------------------------------------------
                  K. Fred Skousen

                                                     Director
---------------------------------------------------
              T. Bowring Woodbury, II
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

                                 EXHIBIT INDEX

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
EXHIBIT
  NO.
-------
  5.1     Opinion of Weil, Gotshal & Manges LLP.
 15.1     Letter re unaudited interim financial information.
 23.1     Consent of Weil, Gotshal & Manges LLP (included in Exhibit
          5.1 hereto).
 23.2     Consent of Ernst & Young LLP.
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